Exhibit 10.17


                               SERVICES AGREEMENT



        This Services Agreement ("Agreement") is made this 12 day of March 2002 by and between CASE FINANCIAL, INC., a California corporation (hereinafter referred to as "Case") and Asia Web Holdlings Inc., a Delaware Corporation (hereinafter referred to as "AWHI").

        WHEREAS, Case and AWHI have entered into an Asset Purchase Agreement wherein AWHI has purchased certain assets and other property from Case.

        WHEREAS, Case was engaged in the business of advancing cash to plaintiffs and/or their attorneys in personal injury claims and has remaining assets in these outstanding advances ("Case's Portfolio") which they intend to liquidate, and

        WHEREAS, and in consideration for a management fee equal to 15% of the gross proceeds Case desires AWHI to manage the orderly and equitable liquidation of the remaining assets of Case for the benefit of Case's creditors, both secured and unsecured, and for Case's shareholders,


     NOW, THEREFORE, IT IS AGREED AS FOLLOWS:

1. DEFINITION: CASH ADVANCE PROGRAM. Case has made monetary advances on a non-recourse, I.E., risk transaction, basis to plaintiffs and/or their attorneys ("plaintiff") involved in legitimate personal injury claims who were in need of monetary assistance while awaiting settlement on their claims. If the plaintiff's claim is won or settled, the client pays Case a fee, consisting of the amount of the advance previously made to the plaintiff plus a percentage of the plaintiff's recovery (the "Fee"). If the plaintiff's claim is lost, the plaintiff does not pay anything to Case i.e., Case loses its money and no Fee is due. If the recovery is smaller than the Fee, then the amount of the Fee is reduced to the amount of the recovery. Each cash advance made by Case is secured by a lien on the case filed with the attorney of record on the claim.

2. NATURE OF ARRANGEMENT. AWHI shall manage Case's Portfolio as of the date this Agreement is executed.

3. DUTIES AND OBLIGATIONS OF AWHI. AWHI shall use its "best efforts" to manage the orderly and equitable liquidation of the remaining assets of Case, including supervising and employing necessary personnel to efficiently collect the outstanding Case Portfolio. AWHI represents that it will control an organization which has adequately equipped departments suitable for the performance of the duties described in this paragraph, and that it will furnish the full use of its organization and personnel without additional charge in the performance of this Agreement.

4. EXPENDITURES BORNE BY AWHI. AWHI may, in its sole discretion, in the name of Case, institute any legal or equitable action or proceeding for the collection of any monies owed to Case relating to the Case Portfolio. Any and all costs and/or expenses associated with such legal action shall be paid 50 percent by Case and 50 percent by AWHI. AWHI shall be responsible for all other expenses incurred in collecting and liquidating the Case Portfolio, including overhead and salaries of its own officers and employees.

5. MANAGEMENT FEE PAYABLE BY CASE TO AWHI. Case shall pay a management fee equal to 15 percent of gross proceeds it collects (the "Management Fee"). The Management Fee will be paid on the 10th of each month for the previous month's collection. Case shall pay the Management Fee from the funds collected before distribution to its creditors and/or shareholders. The Management Fee shall be paid in accordance with this paragraph until Case's portfolio is fully liquidated.

6. DEPOSIT OF COLLECTIONS. All monies collected by AWHI out of and from the Case Portfolio shall be deposited daily, or when received, into the Case bank accounts. The Management Fee and disbursements to Case's creditors and/or shareholders shall be made from these Case bank accounts. The only authorized signers on such bank accounts shall be Sam Schwartz and Allen Kardell, both of whom are directors of Case. In the event one of the authorized signers becomes incapacitated and unable to perform his duty as signer, then the Case Board of Directors shall appoint a replacement signer.

7. REPORTS TO CASE'S BOARD OF DIRECTORS. AWHI shall make reports to the Board of Directors of Case concerning all affairs connected with the collection of the Case Portfolio under AWHI control or within its knowledge whenever requested by the Case Board of Directors. AWHI shall comply with any specific instructions of the Case Board of Directors that are reasonable and that are expressed in formal resolutions communicated to AWHI.

8. TERM; TERMINATION. The term of this Agreement shall commence as of the date hereof and shall continue in full force and effect until Case's entire portfolio is liquidated. In the event AWHI ceases doing business, Case shall assume the right to collect the Case Portfolio.

9. INDEMNIFICATION; HOLD HARMLESS. Case shall indemnify, defend and hold AWHI and its officers and directors harmless from and against all claims, demands, costs, expense, liabilities and losses (including reasonable attorneys' fees) which may result against AWHI as a consequence of any alleged malfeasance, neglect, malpractice, usury or any other action, cause or alleged to be caused by Case, its employees, agents or contractors in connection with cash advances made to plaintiffs in personal injury claims contained in Case's Portfolio.

10. INDEPENDENT CONTRACTING PARTIES. This Agreement is an independent contract between AWHI and Case. Neither party shall be construed in any manner whatsoever to be an employee or agent of the other, nor shall this Agreement be construed as a contract of employment.

11. NOTICE. Any notice hereunder shall be in writing and shall be deemed given, if personally delivered, upon receipt or, if mailed, upon the third business day following mailing by deposit in United States mail, postage prepaid and addressed as follows:

               If to Case:
                             Case Financial, Inc.
                             16000 Ventura Boulevard
                             Suite 1102
                             Encino, California  91436

               If to AWHI:
                             Asia Web Holdings Inc.
                             16000 Ventura Boulevard
                             Suite 1102
                             Encino, California 91436

12. ARBITRATION AND DISPUTE RESOLUTION. Any controversy, claim or dispute between Case and AWHI arising out of this Agreement, or any breach of this Agreement, including any controversy or claim as to arbitrability or rescission, shall be settled first by good faith negotiations between the parties for 30 (thirty) days, and then by arbitration before a single arbitrator in accordance with the commercial arbitration rules of Judicial Arbitration and Mediation Services, Inc.

        a. LOCATION. Arbitration shall be conducted in Los Angeles County, California.

        b. JUDGMENT. Any judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitrator shall not, under any circumstances, have any authority to award punitive, exemplary or similar damages.

13. ATTORNEYS' FEES. In the event of suit, arbitration or other proceeding between the parties hereto with respect to this Agreement, the prevailing party shall, in addition to such other relief as may be awarded, be entitled to reasonable attorneys' fees, expenses and costs of investigation, all as actually incurred.

14. GOVERNING LAW. This Agreement shall be governed by and construed under California law.

15. NONASSIGNABILITY. This Agreement is not assignable by AWHI without the prior written consent of Case.

16. BINDING EFFECT. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, except as herein before limited.

17. INVALIDITY. Should any provision, promise, condition, authorization, clause, or instruction in this Agreement be deemed invalid and legally unenforceable for any reason, the same shall not affect in any respect the validity and enforceability of the remainder of this Agreement. If any court shall determine that the time period of any provision is unenforceable, the parties agree that such provision shall be deemed amended to the extent necessary to render it valid and enforceable.

18. NO INDUCEMENT. No inducements have been made by Case or its representatives, nor have any inducements been made by AWHI, to cause either party to enter into this Agreement due to fraud, misrepresentation, or untruth. Should any such fraud, misrepresentation, or untruth be discovered by either party subsequent to the execution of this Agreement, such party shall have the right to terminate the Agreement immediately without notice.

19. ENTIRE AGREEMENT AND INCORPORATION. This Agreement and the Asset Purchase Agreement executed between the parties hereto constitute the entire agreement between the parties with respect to the subject matter hereof, and there are no additional terms to the agreement. This Agreement supercedes any and all prior agreements and understandings relating to the subject matter hereof. Any modifications of the Agreement must be in writing and signed by both parties.

IN WITNESS WHEREOF, the undersigned have executed this Agreement effective as of the date first set forth above.



                                                 CASE FINANCIAL, INC.


                                                 By:  /S/ Sam Schwartz
                                                      --------------------------
                                                 Its: Chairman
                                                      --------------------------



                                                 ASIA WEB HOLDINGS INC.


                                                 By:  /S/ Lawrence Schaffer
                                                      --------------------------
                                                 Its: President
                                                      --------------------------